UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROSPECT CAPITAL CORPORATION
10 East 40th Street, 42nd Floor
New York, New York 10016
(212) 448-0702

Annual Meeting Update

Prospect Capital Corporation, a Maryland corporation (the “Company” or “we,” “us” or “our”), held its annual meeting of stockholders (the “Annual Meeting”) on Friday, December 4, 2015. The proposals that were considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 10, 2015 (the “Proxy”). As of September 10, 2015, the record date, 355,228,797 shares of common stock were eligible to vote. At the Annual Meeting, our stockholders voted to approve the first proposal found in the Proxy. To afford additional time to solicit stockholder votes for the second proposal found in the Proxy, the Annual Meeting has been adjourned until Friday January 8, 2016, at the Company’s offices located at 10 East 40th Street, 42nd Floor, New York, NY 10016. The Company’s stockholders elected M. Grier Eliasek and Andrew C. Cooper as Class II directors, each of whom will serve until the 2018 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity.